Exhibit 99.1

Corvus Gold Extends Yellowjacket Mineralization 200 metres to the South and Identifies New Vein Targets, North Bullfrog Project, Nevada

NB-14-414 Josh Vein: 11 metres @ 8.1 g/t Gold and 30 g/t Silver
NB-14-410 Josh Vein + Stockwork: 9.9 metres @ 3.2 g/t Gold and 124 g/t Silver
NB-14-410 New Lower Stockwork: 1.6 metres @ 13.6 g/t Gold and 3.9 g/t Silver

TSX: KOR  OTCQX: CORVF

VANCOUVER, Jan. 13, 2015 /CNW/ - Corvus Gold Inc. ("Corvus" or the "Company") - (TSX: KOR, OTCQX: CORVF) announces further results from its 2014 exploration program to test the southern expansion potential of the Yellowjacket deposit. The results also include a series of holes that expand the previously discovered West Vein zone at depth which include NB-14-414 (11 metres @ 8.1 g/t gold and 30 g/t silver) and NB-14-410 (9.9 metres @ 3.2 g/t gold and 124.3 g/t silver) (Table 1, Figure 1). Holes NB-14-417 (7.8 metres @ 1.1 g/t gold and 1 g/t silver) and NB-14-422 (3.5 metres @ 2.6 g/t gold and 3.3 g/t silver) illustrate the continuation of Yellowjacket type vein mineralization well to the south of the 2013 resource area. Although drilling conditions to the south were difficult and several holes were lost due to poor ground these new results indicate that the Yellowjacket system now continues at least 200 metres to the south of the deposits original discovery hole NB-12-138 (4.3 metres @ 20 g/t gold and 1519 g/t silver) with broad oxide, heap leach mineralization extending at least another 100 metres beyond that.

The current interpretation of the southern Yellowjacket expansion zone is the typical Josh type higher grade vein system is further at depth which will be an immediate target for future exploration.  In addition new high-grade vein targets are developing in this area such as the NE60 and NE70 fault zones, with characteristic upper level Josh Vein type mineralization like that in hole NB-14-424 (7.3 metres of quartz vein with 0.6 g/t gold and 4 g/t silver). The southern exploration program has now outlined a significant new Yellowjacket resource expansion area for future exploration.

Jeff Pontius, CEO of Corvus Gold Inc. said "The 2014 drill campaign has significantly expanded the size, grade and quality of the Yellowjacket resource.  The discovery of several new high-grade veins during the 2014 program and the currently unconstrained nature of the deposit suggest that Yellowjacket as well as other similar and untested zones in the North Bullfrog district have potential to develop into a large new Nevada, high-grade gold-silver District.  The knowledge gained in 2014 has formed the foundation for a new District wide exploration program in 2015 to determine the potential of this new multimillion ounce Nevada discovery.  In addition over the next few months the results from the 2014 work will be integrated into a new resource statement and our first PEA looking at the high-grade system and its impact on the overall project."

Geological Results

The Josh Vein intercepts in holes NB-14-410 (2.2 metres of 8.9g/t gold and 450 g/t silver), NB-14-412 (4.5 metres of 1.0 g/t gold and 20 g/t silver, NB-14-414 (11 metres with 8.1 g/t gold and 30 g/t silver) and NB-14-416 (6.6 metres with 0.9 g/t gold and 17 g/t silver) tested the down-dip extensions of the West Vein to a depth of approximately 200 metres.

All of the holes in the southern exploration reported here have encountered significant intervals of disseminated oxide mineralization some of it with grades substantially higher than the average resource (Table 1). New drill roads on the top of Sierra Blanca have produced chip channel sampling (SBRC-15) which shows continuous mineralization with quartz vein stockwork zones carrying grades that are much higher than the average heap leach resource (Figure 1). This mineralization should substantially impact early mine production from the heap leach material.

High Grade Shoots within Josh Vein

The interaction between the Josh Vein and the NE50, NE60 and NE70 fault zones may (Figure 1) be an important control on the development of high-grade shoots within the Josh Vein system and defining the locations and character of these faults represents a big step forward for future targeting of high-grade zones like those defined in hole NB-14-400 (35.9 metres @ 17 g/t gold and 20 g/t silver).

A new target, NE60 that is now emerging as a potential new high-grade discovery was first intersected in early exploration in holes NB-07-02 (4.5 metres of 1.6 g/t gold and 1.1 g/t silver) and RDH-768 (1.5 metres of 1.2 g/t gold and 0.4 g/t silver). Hole NB-14-407 also encountered the mineralized NE60 fault (5.4 metres of 0.83 g/t gold and 2.5 g/t silver), as well as in holes NB-14-419, NB-14-423 and NB-14-420.  This new broad zone of structurally (fault zone) hosted gold is similar to the mineralization above the Josh Vein to the north and has developed a potential high-grade target at depth.

The NE70 fault zone target was a conceptual target from geologic modeling and was initially tested in 2014 returning very encouraging results in holes NB-14-417 (7.8 metres of 1.1 g/t gold and 1 g/t silver) and NB-14- 422 (32 metres of 0.61 g/t gold and 1.2 g/t silver).  As with the NE60 target these intercepts are from the upper parts of the system with the main high-grade zone projected to be deeper in the system.

Table 1: Significant Intercepts* from Recent Drilling at Yellowjacket
(Reported drill intercepts are not true widths.  At this time, there is insufficient data with respect to the shape of the mineralization to calculate its true orientation in space.)

HoleID	From (m)	To (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comments
NB-14-407	69.6	95.4	25.8	0.36	1.47	Disseminated Oxide
Including	73.3	78.7	5.4	0.82	2.49	NE60 Fault
azi 90 incl -50						Lost hole
	128.3	132.2	4.0	1.15	53.90	JV HW Stockwork
NB-14-410	132.2	134.4	2.2	8.87	450.09	JV
	134.4	138.2	3.8	2.00	8.60	JV FW Stockwork
			9.9	3.18	124.34	Vein + Stockwork
azi 90 incl -64	149.2	150.8	1.6	13.57	3.92	FW Zone
	131.5	141.7	10.2	0.50	7.83	JV HW Stockwork
NB-14-412	141.7	146.3	4.5	0.95	19.74	JV
	146.3	159.9	13.7	1.32	6.11	JV FW Stockwork
			28.4	0.97	8.90	Vein + Stockwork
	159.9	169.5	9.6	0.76	4.07	JV FW Peripheral
azi 90 incl -71	193.6	203.6	10.0	0.52	1.48	FW Min
	153.3	154.1	0.8	0.53	7.27	JV HW Stockwork
NB-14-414	154.1	165.0	11.0	8.13	30.53	JV
	165.0	175.9	10.8	0.54	2.40	JV FW Stockwork
			22.6	4.22	16.20	Vein + Stockwork
azi 90 incl -63	175.9	191.1	15.2	0.49	1.27	JV FW Peripheral
	144.6	154.5	10.0	0.48	2.92	JV HW Stockwork
NB-14-416	154.5	161.1	6.6	0.88	17.01	JV
	161.1	170.8	9.7	0.52	6.33	JV FW Stockwork
			26.3	0.59	7.71	Vein + Stockwork
azi 79 incl -70	170.8	188.1	17.2	0.52	1.68	JV FW Peripheral
NB-14-417	66.4	84.6	18.1	0.21	0.13	Disseminated Oxide
	103.3	153.3	50.1	0.35	0.98	Disseminated Oxide
azi 90 incl -55	110.5	118.3	7.8	1.12	1.01	NE70 Fault
	64.9	75.2	10.3	0.25	0.90	Disseminated Oxide
NB-14-419	75.2	81.5	6.3	0.37	1.19	NE60 Fault
	81.5	90.8	9.3	0.43	2.54	NE60 FWStkwk
azi 110 incl -50	90.8	107.6	16.8	0.25	1.99	NE60 FWPeriph
	104.2	143.5	39.3	0.28	1.53	Disseminated Oxide Includes NE60 Fault
	174.4	181.3	6.9	0.86	5.05	JV HW Stockwork
NB-14-420	181.3	182.9	1.6	0.32	7.06	JV
	182.9	185.8	2.9	0.83	6.46	JV FW Stockwork
azi 90 incl -61			11.5	0.78	5.69	Vein + Stockwork
NB-14-421	90.8	136.2	45.3	0.26	0.87	Disseminated Oxide
Including	111.3	124.9	13.6	0.33	0.70	Including
azi 257incl -67
NB-14-422	77.5	118.6	41.2	0.40	1.59	Disseminated Oxide
	180.8	212.8	32.0	0.61	1.19	NE70 Zone
Including	183.8	187.3	3.5	2.61	3.28
azi 70 incl -60
	100.0	101.5	1.5	0.34	1.63	NE60 HWStkwk
NB-14-423	101.5	104.6	3.1	0.87	1.72	NE60
azi 103 incl -61	104.6	107.6	3.0	0.37	1.87	NE60 FWStkwk
NB-14-424	114.6	161.6	47.0	0.24	1.63	Disseminated Oxide
azi 101 incl -45	192.8	200.2	7.3	0.56	3.99	Unnamed Quartz Vein
SBRC-15	0.0	74.7	74.7	0.36	0.68	Veined Oxide
Including	6.1	13.7	7.6	0.53	0.54	Quartz Stockwork
Including	35.0	41.2	6.1	0.79	1.42	Quartz Stockwork

*The vein intervals are defined as having >50% quartz infill and stockwork is defined as the interval in the immediate hangingwall and footwall of the vein where overall vein density exceeds 5%. Within the stockwork zones a cutoff of 0.3g/t gold equivalent has been used assuming a 59:1 price ratio of gold to silver. For disseminated oxide zones a cutoff of 0.1g/t gold has been applied.

Exploration Program

Final geological modeling of the Yellowjacket Zone is currently underway and it is anticipated that a new resource will be calculated in the first quarter of 2015.  This resource will form the basis of an initial Preliminary Economic Assessment (PEA) that will incorporate the Yellowjacket discovery.  The PEA is scheduled to be completed in Q2 of 2015.  In addition, Corvus is engaged in detailed metallurgical studies of the new high-grade mineralization which have provided encouraging initial results.  The North Bullfrog project is also being advanced on a number of development fronts as well as project characterization work ahead of mine permitting.

About the North Bullfrog Project, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 75 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 814 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right.

Based upon a USD 1300 gold price and a silver to gold price ratio of 59:1, the North Bullfrog project currently has estimated mineral resources defined in six deposits: the structurally controlled Yellowjacket milling deposit and the oxidized disseminated heap leach Sierra Blanca, Jolly Jane, Air Track West, Connection and Mayflower deposits.  The Yellowjacket vein-style deposit has an Indicated Mineral Resource of 3.69 Mt at an average grade of 1.03 g/t gold and 5.52 g/t silver for 122,000 contained ounces of gold and 654,000 ounces of silver and an Inferred Mineral Resource of 18.40 Mt with an average grade of 0.94 g/t gold and 6.16 g/t silver for 555,000 contained ounces of gold and 3.64M ounces of silver, both at a 0.29 g/t gold cutoff.

The five oxidized disseminated heap leach deposits contain an Indicated Mineral Resource of 25.72 Mt at an average grade of 0.29 g/t gold for 240,000 contained ounces of gold and an Inferred Mineral Resource of 185.99 Mt at 0.19 g/t gold for 1,136,000 contained ounces of gold (both at a 0.13 g/t gold cut-off), with appreciable silver credits.

For full details with respect to the assumptions underlying the current resource estimate detailed herein, please review the Company's latest NI 43-101 technical report entitled "Technical Report - The North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada" dated April 1, 2014 and available on SEDAR or at the Company's website www.corvusgold.com.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101, has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by National Instrument 43-101, has supervised execution of the work outlined in this news release and has approved the disclosure herein.  Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at North Bullfrog was designed and supervised by Russell Myers (CPG 11433), President of Corvus, and Mark Reischman, Corvus Nevada Exploration Manager, who are responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to ALS Minerals in Reno, Nevada, for preparation and then on to ALS Minerals in Reno, Nevada, or Vancouver, B.C., for assaying.  ALS Minerals's quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third party laboratory for additional quality control.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration company, which is focused on advancing its 100% controlled Nevada, North Bullfrog project towards a potential development decision.  In addition, the Company controls a number of other North American exploration properties representing a spectrum of gold, silver and copper projects.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the anticipated content, commencement and cost of exploration programs, results of future exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to develop multiple Yellowjacket style high-grade zones, the Company's belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the potential impact of mineralization on early mine production, timing and content of a new resource estimate and new PEA, the potential for any mining or production at North Bullfrog, the potential for the Company to secure or receive any royalties in the future, business and financing plans and business trends, and such similar statements are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company's 2013 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company's most recent filings with the United States Securities and Exchange Commission (the "SEC").  All of the Company's Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company's mineral properties.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects ("NI 43-101") is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the "CIM Standards") as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC's Industry Guide 7 ("SEC Industry Guide 7").  Accordingly, the Company's disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7.  Without limiting the foregoing, while the terms "mineral resources", "inferred mineral resources", "indicated mineral resources" and "measured mineral resources" are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.  Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves.  Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically.  It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit amounts.  The term "contained ounces" is not permitted under the rules of SEC Industry Guide 7.  In addition, the NI 43-101 and CIM Standards definition of a "reserve" differs from the definition in SEC Industry Guide 7.  In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a "final" or "bankable" feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.

SOURCE Corvus Gold Inc.

Image with caption: "Figure 1: Location of Phase II drill holes at Yellowjacket. Assays from the holes indicated in fuchsia are reported in Table 1. Black traces are from holes with pending assays. Holes are labeled with last 3 digits of name. (CNW Group/Corvus Gold Inc.)". Image available at: http://photos.newswire.ca/images/download/20150113_C7121_PHOTO_EN_10134.jpg

%CIK: 0001507964

For further information: Ryan Ko, Investor Relations, Email: info@corvusgold.com, Phone: 1-888-770-7488 (toll free) or (604) 638-3246 /Fax: (604) 408-7499

CO: Corvus Gold Inc.

CNW 13:41e 20-JAN-15